Exhibit 23.2







                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statements Nos. 33-73376, 333-04295, 333-41768, and 333-88914 on Form S-8 and Registration
Statements Nos. 33-92218, 333-62830, 333-90395, 333-47041, 333-97831, 333-104882
and 333-108947 on Form S-3 of CBL & Associates Properties, Inc. of our report dated December 21, 2005 (which report includes an explanatory paragraph relating to the purpose of such financial statement) on the Statement of Certain Revenues and Certain Operating Expenses of Oak Park Investments, L.P. for the year ended December 31, 2004, appearing in this Current Report on Form 8-K of CBL & Associates Properties, Inc.



/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 16, 2006